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                                                                   Exhibit 4.11


                                     WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                STEREOTAXIS, INC.

                              COMMON STOCK WARRANT

                        VOID AFTER __________, 2009

ISSUED:  __________, 2004                                            CSW-<<CSW>>

      1. Warrant; Period of Exercise. Subject to the terms and conditions herein set forth, <<Shareholder>> or its assigns (the "Holder") is hereby entitled to subscribe for and purchase <<No_of_Warrants>> shares of the fully paid and nonassessable shares of the Common Stock, par value $0.001 per share (the "Common Stock") of the Company, at a price per share of $2.93 (as the same may be adjusted pursuant to the terms and conditions set forth herein, the "Warrant Price"). The Common Stock issuable upon exercise of this Warrant (the "Shares") shall be entitled to registration rights pursuant to that certain Fourth Amended and Restated Investor Rights Agreement, dated as of December 17, 2002, among the Company and certain securityholders of the Company named therein, as amended, as the same may be hereafter amended, restated or otherwise modified. The Warrants are exercisable at a price equal to the Warrant Price at any time from and after __________, 2004 but no later than the earlier of (i) __________, 2009 and (ii)
the date on which the Company consummates a Senior Preferred Qualified IPO, as defined in Section 4(d)(ii) of Article V of the Company's Amended and Restated Certificate of Incorporation, provided that if this Warrant has not been exercised as of the date of any such Senior Preferred Qualified IPO, then the Holder of this Warrant shall be deemed to have made an election to effect a cashless exercise as of such date for all Shares issuable hereunder pursuant to
Section 5.B hereof. In the event of such a deemed exercise, the Fair Market Value shall be equal to the net per share proceeds to the Company of the Common Stock in such Senior Preferred Qualified IPO, after deduction of underwriting commissions and discounts.

      2. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. In lieu of any fractional Shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value less the exercise price of one share of the Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.
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      3. No Stockholder Rights. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company until the Holder has exercised this Warrant (or shall have been deemed to exercise this Warrant pursuant to Section 1 hereof).

      4. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized but unissued shares of Common Stock, a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares.

      5.    Exercise of Warrant.

            A. Without limiting Section 5.B below, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT A duly executed) at the principal executive offices of the Company, and by the payment in full to the Company, by check or other form of immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become, and shall be treated for all purposes as, the record Holder(s) of the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder hereof as promptly as practicable following such exercise, and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as promptly as practicable.

            B. Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of Shares to be issued upon such exercise in accordance with the terms hereof. In the event of a cashless exercise at the Holder's election (including a deemed election pursuant to Section 1 hereof), in lieu of paying the Warrant Price in cash, the Holder shall surrender this Warrant for that number of Shares of Common Stock determined by multiplying the number of Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Fair Market Value per share of Common Stock and the then applicable Warrant Price and the denominator of which shall be the then current Fair Market Value per share of the Common Stock. The "Fair Market Value" shall mean (1) if the Shares are traded on an exchange or quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the closing price on the day before the exercise date, (2) if the Shares are not traded on an exchange or on the NASDAQ National Market but are traded in the over-the-counter market, the closing price on the day before the exercise date, or (3) if the Shares are not traded on an exchange or on the

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NASDAQ National Market or in the over-the-counter market, the Fair Market Value as determined in good faith by the Board of Directors of the Company.

      6. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            A. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a Holder of one share of stock issuable upon the exercise hereof. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this paragraph 6.A shall similarly apply to successive reclassifications, changes, mergers and transfers.

            B. Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

            C. Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of stock (except any distribution specifically provided for in the foregoing paragraphs 6.A and 6.B), then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, assuming that all convertible securities of the Company have been converted into shares of Common Stock and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, assuming that all convertible securities of the Company have been converted into shares of Common Stock, and the number of Shares subject to this Warrant shall be proportionately adjusted.

            D. No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer


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of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

            E. Notices of Record Date. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the registered Holder, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

      7. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by an executive officer to the registered Holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

      8. Compliance with Securities Laws.

            A. The Holder represents and agrees that this Warrant (and the Shares, if the Warrant is exercised), are purchased only for investment, for the Holder's own account, and without any present intention to sell or distribute the Warrant or the Shares. The Holder further acknowledges that the Shares will not be issued pursuant to the exercise of this Warrant unless the exercise of the Warrant and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "1933 Act"), and other federal and state securities laws and regulations and the requirements of any stock exchange upon which the securities may then be listed.

            B. The Holder of this Warrant acknowledges and agrees that this Warrant and the Shares have not been registered under the 1933 Act and accordingly will not be transferable except as permitted under the various exemptions contained in the 1933 Act, or upon satisfaction of the registration and prospectus delivery requirements of the 1933 Act. Therefore, the Warrant and Shares must be held indefinitely unless they are subsequently registered under the 1933 Act, or an exemption from such registration is available. The Holder understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or unless the Company receives an opinion of counsel reasonably


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satisfactory to the Company that such registration is not required. The Holder is aware of the adoption of Rule 144 by the Securities and Exchange Commission and that the Company is not now and, at the time such Holder wishes to sell the Shares, may not be satisfying the current public information requirements of Rule 144 and, in such case, the Holder would be precluded from selling the Shares under Rule 144. The Holder understands that a stop transfer instruction will be in effect with respect to transfer of Shares consistent with the requirements of applicable securities laws.

            C. All Shares issued upon exercise of this Warrant (unless registered under the 1933 Act) shall be stamped or imprinted with legends in substantially the following form:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTOR RIGHTS AGREEMENT, AS AMENDED OR RESTATED FROM TIME TO TIME, BETWEEN THE HOLDER AND THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT, AS AMENDED OR RESTATED FROM TIME TO TIME, BETWEEN THE HOLDER AND THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

      9. Miscellaneous. This Warrant shall be governed by the internal laws of the State of Missouri. The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be change, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered Holder hereof. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

                           ---------------------


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            This Common Stock Warrant is issued this 28th day of January, 2004.

                                          STEREOTAXIS, INC.



                                          BY: ____________________________
                                               Bevil J. Hogg, President
                                               and Chief Executive Officer


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                                    EXHIBIT A

                               NOTICE OF EXERCISE


To:  Stereotaxis, Inc.

      1. The undersigned hereby elects to purchase _______ shares of the Common Stock of Stereotaxis, Inc. pursuant to the terms of the attached Common Stock Warrant No CSW-_____, and tenders herewith payment of the purchase price of such shares in full.

      2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

           Name                                       Address

__________________________________            __________________________________

__________________________________            __________________________________

__________________________________            __________________________________

__________________________________            __________________________________


                                              __________________________________
                                                        (Signature)


__________________________________
      (Date)


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